Exhibit 99.1

NVR, INC. ANNOUNCES NEW YORK STOCK EXCHANGE LISTING

FOR IMMEDIATE RELEASE	CONTACT:	Dan Malzahn
	OFFICE:	703-956-4204

December 10, 2007 — Reston, VA — NVR, Inc. (AMEX: NVR) today announced that it has been approved to list its common stock and 5% senior notes due 2010 on the New York Stock Exchange (NYSE). NVR anticipates that its shares of common stock will begin trading on the NYSE on January 2, 2008, under its current symbol “NVR.” Until that time, NVR’s shares will continue to trade on the American Stock Exchange.

NVR is headquartered in Reston, Virginia and is one of the largest homebuilders in the United States.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.